EXHIBIT 5.1

August 17, 2004

Contrarian Public Investment I, Inc.
735 Broad Street, Suite 218
Chattanooga, Tennessee 37402

         Re: Registration Statement Form S-1 of up to 15,000,000 Shares of Common Stock of Contrarian Public Investment I, Inc.

Ladies and Gentlemen:

      We have acted as counsel to Contrarian Public Investment I, Inc., a Colorado corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of the Securities Act of the offer and sale by certain stockholders of the Company listed in the Registration Statement, from time to time, pursuant to Rule 415 of the Securities Act, of up to 15,000,000 shares of Common Stock, par value $0.001 per share of the Company (the "Securities").

      We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction of (i) the Certificate of Incorporation and Bylaws of the Company, each as amended and/or restated as of the date hereof,
(ii) the Registration Statement and all exhibits thereto, (iii) the Minutes and Resolutions of the Board of Directors of the Company authorizing and improving the issuance of the Securities and the Registration Statement and (iv) such other statutes, records, certificates, agreements, and documents as we have deemed necessary or appropriate for purposes of the opinion hereafter expressed. As to various questions of the fact material to the opinion hereinafter expressed, we have relied in part, and to the extent we have deemed necessary or appropriate, without independent check or verification of their accuracy, on the representation and warranties of the Company contained in the records, certificates, agreements, instruments, and documents furnished or made available to us by the Company or the officers or other representatives of the Company, including, without limitation, the representations of the Company regarding receipt of consideration for the Securities (having a value not less than the par value of the Securities). In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof, and the authenticity of the originals of such latter documents. Finally, we have assumed that all formalities required by the Certificate of Incorporation and Bylaws of the Company and the CRS (as defined below) will comply by the Company when the Securities were issued.

      Based upon the foregoing, subject to the assumptions, qualifications, limitations, and exceptions set forth herein, and reliance on the statements of facts contained in the documents that we have examined, we are of the opinion that the Securities have been duly authorized and are validly issued, fully paid and nonassessable.

      The opinions expressed herein are limited to the federal laws of the United States of America and, to the extent relevant to the opinion expressed herein, the Colorado Revised Statutes (the "CRS") and applicable provisions of the Colorado Constitution, and each case is currently in effect, and judicial decisions reported as the date hereof and interpreting the CRS in such provisions of the Colorado Constitution.

      You have informed us that the selling stockholders may sell the Securities from time to time on a delayed basis. This opinion is limited to the laws referred to above as in effect on the date hereof as to all facts as the currently exist.


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      We hereby  consent to the filing of this  opinion with the  Commission  as
Exhibit 5.1 to the Registration Statement and to the use of our name under the "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                         Very truly yours
                                         /s/ Vial Hamilton Koch & Knox LLP
                                         Vial, Hamilton, Koch & Knox, L.L.P


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